Exhibit (8)(j)

                              AMENDED AND RESTATED
        SCHEDULE A TO THE CASH MANAGEMENT AND RELATED SERVICES AGREEMENT

                             DATED AS OF MAY 1, 2003

                            BNY HAMILTON FUNDS, INC.

                         BNY Hamilton Equity Income Fund
                       BNY Hamilton Large Cap Growth Fund
                       BNY Hamilton Small Cap Growth Fund
                     BNY Hamilton International Equity Fund
                    BNY Hamilton Intermediate Government Fund
                 BNY Hamilton Intermediate Investment Grade Fund
               BNY Hamilton Intermediate New York Tax-Exempt Fund
                    BNY Hamilton Intermediate Tax-Exempt Fund
                             BNY Hamilton Money Fund
                        BNY Hamilton Treasury Money Fund
                   BNY Hamilton New York Tax-Exempt Money Fund
                         BNY Hamilton Large Cap CRT Fund
                         BNY Hamilton Small Cap CRT Fund
                   BNY Hamilton International Equity CRT Fund
                        BNY Hamilton Large Cap Value Fund
                         BNY Hamilton S&P 500 Index Fund
                    BNY Hamilton U.S. Bond Market Index Fund
                        BNY Hamilton Enhanced Income Fund
                       BNY Hamilton Multi-Cap Equity Fund
                          BNY Hamilton High Yield Fund

BNY HAMILTON FUNDS, INC.                     THE BANK OF NEW YORK

Approved by: /s/ Newton P.S. Merrill         Submitted by: /s/ Ira Rosner
            -------------------------                      --------------------
             Newton P.S. Merrill                           Ira Rosner
             President                                     Vice President

Date: April 7, 2003                          Date: April 14, 2003